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                                                                    Exhibit 3.13

                                     QUEBEC

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                           CERTIFICAT DE CONSTITUTION

                        Loi sur les compagnies, Partie IA
                              (L.R.Q., chap. C-38)

                 J'atteste par les presentes que la compagnie

                 9006-1359 QUEBEC INC.


                 a ete constituee le 7 JUIN 1994, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de constitution ci joints.


                 DEPOSES AU REGISTRE LE 8 JUIN 1994
                 SOUS LE MATRICULE 1140566846


                                 Inspecteur general des institutions financieres

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                                                                  A-110239-G9401
GOUVERNEMENT DU QUEBEC
L'INSPECTEUR GENERAL
DES INSTITUTIONS FINANCIERES             Formulaire 1
                                         STATUTS DE CONSTITUTION
                                         Loi sur les compagnies, L.R.Q., c. C-38
                                         Partie 1A

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1  Denomination sociale

   9006-1359 QUEBEC INC.

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2  District judiciaire      3  Nombre precis        4   Date d'entree en vigueur
   du Quebec ou la             ou nombres minimal       si posterieure a celle
   compagnie etablit           et maximal des           du depot
   son siege social            administrateurs

Montreal                    Minimum 1   Maximum 10
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5  Description du capital-actions

See Schedule < <  A  < <  attached herewith
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6  Restrictions sur le transfert des actions, le cas echeant

See Schedule < <  B  < < attached herewith
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7  Limites imposees a son activite, le cas echeant

N/A
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8  Autres dispositions

See Schedule < <  C  < < attached herewith

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9  Fondateurs
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                            Adresse incluant le             Signature de chaque
        Nom et prenom     code postal (s'il s'agit        fondateur (s'il s'agit
                         d'une corporation, indiquer         d'une corporation,
                          le siege social et la loi           signature de la
                               constitutive)                personne autorisee)
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Fondateurs             651 Notre-Dame Street West
Inteltex Inc.          Montreal (Quebec) H3C 1J1
Inteltex               Corporation incorporated
Incorporators Inc.     under the Canada Business
                       Corporations Act                   President

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Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires

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Reserve a l'administration

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                                   SCHEDULE A

                                  SHARE CAPITAL

The unlimited share capital of the company carries seven (7) classes of shares with the following rights, privileges, conditions and restrictions:

A) CLASS A SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class A shares without nominal value, are as follows:

     1) DIVIDENDS AND PARTICIPATION. Subject to the rights and privileges attached to other classes of shares, holders of class A shares shall have the right, equal in all respects with holders of class B shares:

          a) to participate in the property, profits and surplus assets of the company, and for that purpose, to receive any dividend declared by the company, and

          b)   to share in remaining property of the company upon dissolution.

     2) RESTRICTION. Subject to section 123.70 of the COMPANIES ACT no dividend can be paid on class A shares nor can such shares be acquired by the company which would result in the realizable value of the net assets of the company being insufficient to redeem class D and E shares.

     3) RIGHT TO VOTE. Holders of class A shares shall have the right to vote at any meeting of the shareholders of the company. Each class A share confers one (1) vote, except at meetings where only the holders of certain classes of shares are entitled to vote.

     4) RIGHT TO CONVERT. Subject to the approval by the directors of the company and by the holders of the majority of outstanding class D shares, any holders of class A shares shall have the right, if he so decides, to exchange all or part of the class A shares that he holds for class D shares, according to the prorata and conditions hereunder contained: the rate of conversion shall be one class D share for each class A share exchanged, the new class D share representing the same amount added to the share capital account issued and paid for the converted class A share.

          A class A shareholder who wishes to prevail himself of this right of exchange shall submit to the head office of the company or its transfer agent a written notice indicating the number of class A shares he wishes to exchange. The notice shall bear the signature of the shareholder registered in the register of securities of the company as being the sole qualified person to exercise the rights attached to the shares, or the signature of his representative. Certificates representing the class A shares submitted for exchange shall be attached to the notice. Upon receipt of the above-mentioned notice and certificates, the company shall issue a certificate for the class D shares resulting from the exchange. If only part of the class A shares represented by the above-mentioned

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     certificates are to be converted, the company shall, without charge, issue a new certificate representing the class A shares which were not exchanged.

          On the date of redemption, the redeemed class A shares shall be cancelled, and the company shall reduce its issued and paid share capital account for class A and D shares in conformity with the provisions of sections 123.50 and 123.51 of the COMPANIES ACT.

B) CLASS B SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class B shares without nominal value, are as follows:

     1) DIVIDENDS AND PARTICIPATION. Subject to the rights and privileges attached to other classes of shares, holders of class B shares shall have the right, equal in all respects with holders of class A shares:

          a) to participate in the property, profits and surplus assets of the company, and for that purpose, to receive any dividend declared by the company, and

          b) to receive the remaining property of the company upon dissolution.

     2) RESTRICTION. Subject to section 123.70 of the COMPANIES ACT no dividend can be paid on class B shares nor can such shares be acquired by the company which would result in the realizable value of the net assets of the company being insufficient to redeem class D and E shares.

     3) RIGHT TO VOTE. Holders of class B shares shall have the right to vote at any meeting of shareholders of the company. Each class B share confers one (1) vote, except at a meeting where only the holders of certain classes of shares are entitled to vote.

C) CLASS C SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class C shares without nominal value, are as follows:

     1) DIVIDENDS AND PARTICIPATION. Holders of class C shares shall not participate in the profits and surplus assets of the company and, for that purpose, shall not be entitled to any dividend declared by the company.

     2) REIMBURSEMENT. In the event of the assets of the company were distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class C shares have a right, prior to all other classes of shareholders of the company, to be reimbursed the amount added to the issued and paid capital share account for these class C shares.

     3) RIGHT TO VOTE. Holders of class C shares shall have one (1) vote per share at any meeting of shareholders of the company, except at meetings where only holders of certain other classes of shares are entitled to vote.

     4) AUTOMATIC REDEMPTION. The death of a shareholder holding class C shares shall automatically result in the redemption by the company of all class C shares held by such

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     shareholder in the share capital, for a price equal to the amount added to the issued and paid share capital account for these shares. Within thirty
     (30) days of the date of redemption, the company shall pay such price to the executor or administrator, upon receipt of the certificates representing the redeemed shares, subject to section 123.54 of the COMPANIES ACT.

          On date of redemption, the redeemed class C shares shall be cancelled, and the company shall reduce its issued and paid share capital account for class C shares according to the provisions of section 123.51 of the COMPANIES ACT.

     5) RIGHT TO PURCHASE. The company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding class C shares.

          On date of purchase, the purchased class C shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class C shares according to section 123.51 of the COMPANIES ACT.

     6) VETO RIGHTS. No conversion of class C shares, creation of new classes of shares, equal or preferential to class C shares or modifications concerning class C shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class C shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class C shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

D) CLASS D SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class D shares without nominal value, are as follows:

     1) DIVIDENDS. Holders of class D shares shall have the right to receive, prior to holders of class A, B, E, F and G shares, out of the funds applicable to the payment of dividends, as and when such dividends are declared, a monthly, preferential, non-cumulative dividend of one per cent (1 %) per month on the redemption value of class D shares, as defined in subsection (5) hereunder. Such dividend shall not be declared for more than one month at a time and shall be payable from the date, at the time and in the manner which may be determined by the directors.

     2) REIMBURSEMENT. In the event the property of the company should distributed following its dissolution, voluntary or forced liquidation or otherwise. holders of class D shares shall have the right, prior to holders of class A, B, E, F and G shares, but after holders of class C shares, to be reimbursed the redemption value of class D shares defined in subsection
     (5) hereunder, plus the amount of any declared unpaid dividends on class D shares.

     3) ADDITIONAL PARTICIPATION. Holders of class D shares shall not otherwise participate in the profits or surplus assets of the company.

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     4)   RIGHT TO VOTE. Subject to the provisions of the COMPANIES ACT, holders of class D shares shall not be entitled, as class D shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meeting and to attend same.

     5) RIGHT TO REDEEM. Subject to the provisions of section 123.54 of the COMPANIES ACT, each class D shares is redeemable upon written request by its holder, if the company can do so legally, at a price which shall include the amount added to the issued and paid share capital account for this share, plus a premium equal to the difference between this added amount and its share of the fair market value at the time of exchange, of the class A shares of the company exchanged for class D shares, such price being considered as the redemption value of class D shares with, in addition, all declared unpaid dividends on such shares. The amount of the above-mentioned premium shall be determined on the basis of the estimated fair market value of class A shares of the company on date of exchange; in the event the federal or provincial Revenue Departments would allocate to such class A shares a fair market value lower or higher than the one used, the amount of the premium shall be reduced or increased according to the difference or excess of such evaluation by the departments with respect to the initial evaluation, provided that the company and the holders of class D shares had an opportunity to debate with the departments or before the tribunals, the validity of such a different evaluation. In the event of a difference between the federal and provincial evaluations, the afore-mentioned adjustment shall be made on the basis of the lowest of these evaluations, determined following an unquestioned assessment or final court decision, as the case may be.

          On date of redemption, class D shares redeemed with the agreement of their holders shall be cancelled, and the company shall reduce its issued and paid share capital account for class D shares according to the provisions of section 123.51 of the COMPANIES ACT.

     6) RIGHT TO PURCHASE. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of the outstanding class D shares at the best possible price, which in no way shall exceed the aforementioned redemption price nor the realizable value of the net assets of the company.

          On date of purchase, the purchased class D shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class D shares according to the provisions of section
     123.51 of the COMPANIES ACT.

     7) VETO RIGHT. No conversion of class D shares, creation of new classes of shares, equal or preferential to class D shares, or modifications concerning class D shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class D shares, shall not to authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class D shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

E) CLASS E SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class E shares without nominal value, are as follows:

     1) DIVIDEND. Holders of class E shares shall have the right to receive prior to holders of class A, B, F and G shares, but after holders of class D shares, out of the funds applicable to the payment of dividends. as and when such dividends are declared, a monthly, preferential, non-cumulative dividend of one per cent (1%) per month on the redemption value of class E shares, as defined in subsection (5) hereunder. Such dividend shall not be declared for more than one month at a time and shall be payable from the date, at the time and in the manner which may be determined by the directors.

     2) REIMBURSEMENT. In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class E shares shall have the right, prior to holders of class A, B, F, and G shares, but after holders of class C and D shares, to be reimbursed the redemption value of class E shares defined in subsection (5) hereunder, plus the amount of any declared unpaid dividends on class E shares.

     3) ADDITIONAL PARTICIPATION. Holders of class E shares shall not otherwise participate in the profits or surplus assets of the company.

     4) RIGHT TO VOTE. Subject to the provisions of the COMPANIES ACT, holders of class E shares are not be entitled, as class E shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meetings and to attend same.

     5) OBLIGATION TO REDEEM. Subject to the provisions of section 123.54 of the COMPANIES ACT, class E shares shall be redeemed by the company totally or partially, at any time upon written request of the holders of these shares, at a price equal to the amount added to the issued and paid share capital account for these shares, plus a premium equal to the difference between the fair market value, at the time these class E shares were issued, of the consideration received by the company for issuing these class E shares and the total comprised of:

          a) the amount added to the issued and paid share capital account for these shares, and

          b) the fair market value of any property, other than class E shares. given in payment by the company for that consideration.

          Such a price shall be considered as the redemption value of class E shares and the company shall, in addition, remit to the holders of class E shares so redeemed, the amount of the declared unpaid dividends on these shares, as the case may be. The fair market value of the aforementioned consideration shall be as determined by the company and the subscriber to class E shares upon issuance of class E shares. In the event the federal and/or provincial Revenue Departments would attribute to this consideration a fair market value different from that determined by the aforementioned persons, the amount of the premium shall be reduced or increased consequently, provided that the company had an opportunity to debate with the departments or before the tribunals the validity of such departmental evaluations, and provided that should there be a discrepancy between the provincial and federal evaluation, the above adjustment shall be made, based on the lowest evaluation determined following an unquestioned assessment or a final court decision, as the case may be.

          The above-mentioned redemption shall be carried out by the company without regard to other classes of shares. Within thirty (30) days following the date of redemption, the company shall pay the redemption price to the former class E shareholders. Should the company be unable to pay the full redemption price within that delay by reason of the provisions of section 123.54 of the COMPANIES ACT, it shall pay a first amount on account of the full redemption price within the thirty (30) day delay, and pay the balance as soon as it can do so legally.

          On date of redemption, class E shares redeemed with the agreement of their holders shall be cancelled, and the company shall reduce its issued and paid share capital account for class E shares according to provisions of section 123.51 of the COMPANIES ACT.

          What is more, if in the event of a price adjustment, the company redeem all of class E shares, the company shall pay to its shareholders, as soon as it can legally do so, an additional sum, if the premium is increased, or the holders of the redeemed shares will repay any sum due in the event that the adjustment decreases the premium, with all interest at the highest rate between the one prescribed by virtue of Article 28 of the LAW OF THE MINISTRY OF REVENUE (L.C.Q.) or the one prescribed by Article 4301 of the REGULATIONS OF THE FEDERAL INCOME TAX ACT, as determined from time to time, prorata to the class E shares held by each shareholder. If only a part of the class E shares were redeemed, the portion of the additional payment or repayment, as the case may be, corresponding to the redeemed shares will be made as soon as is legally possible, with interest at the rate hereinabove mentioned, and with regard to the shares still to be redeemed. The value of these shares will modify, either more or less, as the case may be, the amount of the premium for these shares.

     6) RIGHT TO PURCHASE. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of the outstanding class E shares at the best possible price, which in no way shall exceed the aforementioned redemption price nor the realizable value of the net assets of the company.

          On date of purchase, the purchased class E shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class E shares according to the provisions of section
     123.51 of the COMPANIES ACT.

     7) VETO RIGHT. No conversion of class E shares, creation of new classes of shares, equal or preferential to class E shares, or modifications concerning class E shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class E shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class E shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

F) CLASS F SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class F shares without nominal value, are as follows:

     1) DIVIDEND. Holders of class F shares shall have the right to receive, prior to holders of class A, B and G shares, but after holders of class D and E shares, out of the funds applicable to the payment of dividends, as and when such dividends are declared, an annual, preferential, non-cumulative dividend of one dollar (1$) per share: such dividend shall be payable from the date, at the time and in the manner to be determined by the directors.

     2) REIMBURSEMENT. In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise, holders of class F shares shall have the right, prior to holders of class A, B and G shares, but after holders of class C, D and E shares, to be reimbursed the amount added to the issued and paid share capital account for class F shares and to be paid the amount of any declared unpaid dividends on class F shares.

     3) ADDITIONAL PARTICIPATION. Holders of class F shares shall not otherwise participate in the profits or surplus assets of the company.

     4) RIGHT TO VOTE. Subject to the provisions of the COMPANIES ACT, holders of class F shares shall not be entitled, as class F shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meeting and to attend same.

     5) OBLIGATION TO REDEEM. Subject to the provisions of section 123.54 of the COMPANIES ACT, any holders of class F shares may demand in writing at any time from the company that it redeems to that effect, all or part of the shares of that class held by that same shareholder, at a price equal to the amount added to the issued and paid share capital account for these shares, as well as the unpaid declared dividends on use shares. Upon receiving such a request, the company shall pay to their ex-holder, all or part of the aforementioned price which it can then pay without committing an offence under section 123.54 of the COMPANIES ACT; the company shall pay him the full balance, should there be one, as soon as it can legally do so.

          On date of redemption, class F shares redeemed with the agreement of their holders shall be cancelled, and the company shall reduce its issued and paid share capital account for class F shares according to the provisions of section 123.51 of the COMPANIES ACT.

     6) RIGHT TO PURCHASE. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so, without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of outstanding class F shares at the best possible price.

          On date of purchase, the purchased class F shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class F shares according to the provisions of section
     123.51 of the COMPANIES ACT.

     7) VETO RIGHT. No conversion of class F shares, creation of new classes of shares, equal or preferential to class F shares, or modifications concerning class F shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class F shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class F shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

G) CLASS G SHARES: The rights, privileges, conditions and restrictions attached to an unlimited number of class G shares without nominal value, are as follows:

     1) DIVIDENDS. Holders of class G shares shall have the right to receive, prior to holders of class A and B shares, but after holders of class D, E and F shares, out of the funds applicable to the payment of dividends, as and when such dividends are declared, an annual, preferential, non-cumulative dividend of one dollar (1$) per share; such dividend shall be payable from the date, at the time and in the manner which may be determined by the directors.

     2) REIMBURSED. In the event the property of the company should be distributed following its dissolution, voluntary or forced liquidation or otherwise. holders of class G shares shall have the right, prior to holders of class A and B shares, but after holders of class C, D, E and F shares, to be reimbursed the amount added to the issued and paid share capital account for class G shares and to be paid the amount of any declared unpaid dividends on class G shares.

     3) ADDITIONAL PARTICIPATION. Holders of class G shares shall not otherwise participate in the profits or surplus assets of the company.

     4) RIGHT TO VOTE. Subject to the provisions of the COMPANIES ACT, holders of class G shares are not be entitled, as class G shareholders only, to vote at any meeting of shareholders of the company, to receive a notice of such meeting and to attend same.

     5)   UNILATERAL RIGHT TO REDEEM. Subject to the provisions of section
     123.53 of the COMPANIES ACT, the company may, if it wishes, redeem class G shares unilaterally by giving a thirty (30) day written notice of its intention and by paying a price equal to the amount added to the issued and paid share capital account for these shares, as well as the dividends declared and unpaid on said shares. In the event of partial redemption, such redemption shall be in proportion to the number of outstanding class G shares, excluding fractions of shares.

          On date of redemption, the redeemed class G shares shall be cancelled, and the company shall reduce the issued and paid share capital account for class G shares according to the provision of section 123.51 of the COMPANIES ACT.

     6) RIGHT TO PURCHASE. Subject to the provisions of section 123.56 of the COMPANIES ACT, the company may, when it deems advisable to do so without notice and without taking into account the other classes of shares, purchase by mutual agreement all or part of outstanding G shares at the best possible price.

          On date of purchase, the purchased class G shares shall automatically be cancelled, and the company shall reduce its issued and paid share capital account for class G shares according to the provisions of section
     123.51 of the COMPANIES ACT.

     7) VETO RIGHT. No conversion of class G shares. creation of new classes of shares, equal or preferential to class G shares, or modifications concerning class G shares, or other existing classes of shares in the purpose of conferring to these other classes of shares equal or preferential rights or privileges to class G shares, shall not be authorized unless this conversion, creation or modification is approved on a vote regrouping 3/4 of the holders of class G shares present or represented at a general or special meeting convened to this effect, and subject to the other provisions of the COMPANIES ACT.

                                   SCHEDULE B

                     RESTRICTIONS ON THE TRANSFERS OF SHARES

No share issued by the company shall be transferred without the approval of the directors. Such approval shall be expressed in a resolution of the Board of directors and may validly be given after the transfer has been registered in the corporate records, in which case it shall take effect retroactively upon the date on which the transfer was recorded.

                                   SCHEDULE C

                                OTHER PROVISIONS

1.   CLOSED COMPANY

     The company shall be a "closed company" as defined in within the meaning of the SECURITIES ACT (R.S.Q., c. V-I, s. 5), and, as such:

     a)   the number of shareholders of the company shall be limited to fifty
          (50), exclusive of present or former employees of the company or of a subsidiary; two or more persons who jointly hold one or more shares ace courted as one shareholder; and

     b) any invitation to the public to subscribe for any securities is prohibited.

2.   BORROWING POWERS

     In addition to the powers conferred by its articles and without restricting the generality of the powers conferred upon the directors by section 77 of the COMPANIES ACT, R.S.Q., c. C-38, the directors, if they see fit, and without obtaining the authorization of the shareholders, may:

     a)   borrow money upon the credit of the company;

     b) issue or reissue debentures or other securities of the company and pledge or sell the same at such price or for such amount as is deemed appropriate;

     c) give a guarantee in the name of the company to secure the obligation of another person, provided that it is established that the company is or will be able to discharge its liabilities when due and that the book value of its assets will not be less than the sum of its liabilities and of its issued and paid-up share capital account;

     d) hypothecate the immoveable and movable or otherwise affect the movable property of the company; and

     e) delegate one or more of the above-mentioned powers to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the company.

                                                                  A-110239-G9401

GOUVERNEMENT DU QUEBEC
L'INSPECTEUR GENERAL
DES INSTITUTIONS FINANCIERES             Formulaire 2
                                         AVIS RELATIF A L'ADRESSE
                                         DU SIEGE SOCIAL
                                         Loi sur les compagnies, L.R.Q., c. C-38
                                         Partie 1A

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1    Denomination sociale

     9006-1359 QUEBEC INC.

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2    Avis est donne par les presentes que l'adresse du siege social de la compagnie, dans les limites du district judiciaire indique dans les statuts, est la suivante:

       651                       Notre-Dame Street West
     -------------------------------------------------------------------------
               N(DEG.)           Nom de la rue

       Montreal
     -------------------------------------------------------------------------
               Municipalite

     Quebec                                                 H3C 1J1
     -------------------------------------------------------------------------
               Province                                   Code Postal
--------------------------------------------------------------------------------

La compagnie


                                  Fonction du
        /s/ James Smith           signataire   INCORPORATOR
---------------------------------              ---------------------------------
             (Signature)


--------------------------------------------------------------------------------
Reserve a l'administration

                                                                  A-110239-G9401

GOUVERNEMENT DU QUEBEC
L'INSPECTEUR GENERAL
DES INSTITUTIONS FINANCIERES             Formulaire 4
                                         AVIS RELATIF A LA COMPOSITION
                                         DU CONSEIL D'ADMINISTRATION
                                         Loi sur les compagnies, L.R.Q., c. C-38
                                         Partie 1A

--------------------------------------------------------------------------------
1    Denomination sociale

     9006-1359 QUEBEC INC.

--------------------------------------------------------------------------------
2    Adresse actuelle de la compagnie:
--------------------------------------------------------------------------------

     651                         Notre-Dame Street West
     -----------------------------------------------------------------------
               N(DEG.)           Nom de la rue

     Montreal
     -----------------------------------------------------------------------
               Municipalite

     Quebec                                                 H3C 1J1
     -----------------------------------------------------------------------
               Province                                   Code Postal

--------------------------------------------------------------------------------
3    Les administrateurs de la compagnie sont:
--------------------------------------------------------------------------------

                   Nom et prenom                  Adresse residentielle complete
                                                      (incluant le code postal
--------------------------------------------------------------------------------
James Smith                                  651 Notre-Dame Street West
                                             Montreal (Quebec)
                                             H3C 1J1

--------------------------------------------------------------------------------
Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires.

La compagnie

                                  Fonction du
        /s/ James Smith           signataire   INCORPORATOR
---------------------------------              ---------------------------------
                  (Signature)

--------------------------------------------------------------------------------
Reserve a l'administration

                                     QUEBEC

--------------------------------------------------------------------------------

                           CERTIFICAT DE MODIFICATION

                        Loi sur les compagnies, Partie IA
                              (L.R.Q., chap. C-38)

                    J'atteste par les presentes que la compagnie

                    LES PRODUITS ALIMENTAIRES JACQUES
                    ET FILS INC.


                    a modifie ses statuts le 17 AOUT 1994, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modification ci-joints.

                    DEPOSES AU REGISTRE TO 31 AOUT 1994
                    SOUS LE MATRICULE 1140566846


                                 Inspecteur general des institutions financieres

GOUVERNEMENT DU QUEBEC
L'INSPECTEUR GENERAL
DES INSTITUTIONS FINANCIERES             Formulaire 5
                                         STATUTS DE MODIFICATION
                                         Loi sur les compagnies, L.R.Q., c. C-38
                                         Partie 1A

--------------------------------------------------------------------------------
1    Denomination sociale

     LES PRODUITS ALIMENTAIRES JACQUES ET FILS INC.
--------------------------------------------------------------------------------
2    Adresse actuelle de la compagnie:
--------------------------------------------------------------------------------

     106 RUE DU PARC INDUSTRIEL
     -----------------------------------------------------------------------
               N(DEG.)                   Nom de la rue

     ST-EVARISTE-DE-FORSYTH
     -----------------------------------------------------------------------
               Municipalite

     QUEBEC                                                 G0M 1S0
     -----------------------------------------------------------------------
               Province                                   Code Postal

--------------------------------------------------------------------------------
3 / / Requete presentee en vertu de l'article 123.140 et suivants de la Loi sur les compagnies

4    Les statuts de la compagnie sont modifies de la facon suivante:


         THE JUDICIAL DISTRICT IS MODIFIED TO FRONTENAC


--------------------------------------------------------------------------------
5    Date d'entree en vigueur, si      6    Denomination sociale (ou numero
     differente de la date du depot         matricule) anterieure a la
     (voir instructions)                    modification, si differente de celle
                                            mentionnee a la case 1

                                              9006-1359 QUEBEC INC.
--------------------------------------------------------------------------------
Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires.


Signature de                          /s/ Ghislain Jacques
                            ----------------------------------------------------
l'administrateur autorise    GHISLAIN JACQUES

--------------------------------------------------------------------------------
Reserve a l'administration

GOUVERNEMENT DU QUEBEC
L'INSPECTEUR GENERAL
DES INSTITUTIONS FINANCIERES             Formulaire 2
                                         AVIS RELATIF A L'ADRESSE
                                         DU SIEGE SOCIAL
                                         Loi sur les compagnies, L.R.Q., c. C-38
                                         Partie 1A

--------------------------------------------------------------------------------
1    Denomination sociale

     LES PRODUITS ALIMENTAIRES JACQUES ET FILS INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2 Avis est donne par les presentes que l'adresse du siege social de la compagnie, dans les limites du district judiciaire indique dans les statuts, est la suivante:

     106 RUE DU PARC INDUSTRIEL
     -----------------------------------------------------------------------
               N(DEG.)                   Nom de la rue

     ST-EVARISTE-DE-FORSYTH
     -----------------------------------------------------------------------
               Municipalite

     QUEBEC                                                 G0M 1S0
     -----------------------------------------------------------------------
               Province                                   Code Postal
--------------------------------------------------------------------------------

La compagnie

                                          Fonction du
        /s/ Ghislain Jacques              signataire    Director (July 18, 1994)
-----------------------------------------               ------------------------
GHISLAIN JACQUES


--------------------------------------------------------------------------------
Reserve a l'administration

                                     QUEBEC

--------------------------------------------------------------------------------

                           CERTIFICAT DE MODIFICATION

                        Loi sur les compagnies, Partie IA
                              (L.R.Q., chap. C-38)


                 J'atteste par les presentes que la compagnie


                 LES PRODUITS ALIMENTAIRES JACQUES
                 ET FILS INC.


                 a modifie ses statuts le 21 DECEMBRE 1994, sous l'autorite de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de modification ci-joints.

                 DEPOSES AU REGISTRE TO 18 JANVIER 1994
                 SOUS LE MATRICULE 1140566846


                     Inspecteur general des institutions financieres par interim

GOUVERNEMENT DU QUEBEC
L'INSPECTEUR GENERAL
DES INSTITUTIONS FINANCIERES             Formulaire 5
                                         STATUTS DE MODIFICATION
                                         Loi sur les compagnies, L.R.Q., c. C-38
                                         Partie 1A

--------------------------------------------------------------------------------
1    Denomination sociale

     LES PRODUITS ALIMENTAIRES JACQUES ET FILS INC.
--------------------------------------------------------------------------------
2    Adresse actuelle de la compagnie:
--------------------------------------------------------------------------------

     106                                 DU PARC INDUSTRIEL
     -----------------------------------------------------------------------
               N(DEG.)                   Nom de la rue

     ST-EVARISTE-DE-FORSYTH
     -----------------------------------------------------------------------
               Municipalite

     QUEBEC                                                 G0M 1S0
     -----------------------------------------------------------------------
               Province                                   Code Postal

--------------------------------------------------------------------------------

3 / / Requete presentee en vertu de l'article 123.140 et suivants de la Loi sur les compagnies

4    Les statuts de la compagnie sont modifies de la facon suivante:


       L'annexe 1 ci-jointe fait partie integrante de la presente formule


--------------------------------------------------------------------------------
5    Date d'entree en vigueur,      6    Denomination sociale (ou numero
     si differente de la date            matricule) anterieure a la
     du depot (voir instructions)        modification, si differente de celle
                                         mentionnee a la case 1

s.o.                                     s.o.
--------------------------------------------------------------------------------
Si l'espace est insuffisant, joindre une annexe en deux (2) exemplaires.


Signature de                 /s/ Ghislain Jacques
l'administrateur autorise  -----------------------------------------------------

--------------------------------------------------------------------------------
Reserve a l'administration

                 LES PRODUITS ALIMENTAIRES JACQUES ET FILS INC.

                                    ANNEXE 1

                      AUX STATUTS DE MODIFICATION (FORM 5)

4.   Les statuts de la compagnie sont modifies de la facon suivante:

     1. The provisions relating to the description of the share capital of the Company are amended as follows:

          1.1 by repealing the class B, class C, class D, class E, class F and class G provisions and by creating an unlimited number of class H, class I and class J shares, without par value, which rights, privileges, conditions and restrictions are hereby defined in Schedule A hereto which forms an integral part of these Articles of Amendment;

          1.2 all issued class A shares in the capital stock of the Company prior to the filing of the said Articles of Amendment are hereby converted into an equal number of class J shares;

          1.3 all the class A shares, none of which remain outstanding as a result of such conversion, are hereby cancelled and their provisions deleted.

     2. The amounts added to the issued and paid-up capital account maintained for the class A shares existing before the filing of these Articles of Amendment shall be reattributed and credited to the issued and paid-up capital account of the new class J shares of the capital stock of the company created following the filing of these Articles of Amendment.

                                   SCHEDULE A

                          DESCRIPTION OF SHARE CAPITAL

The company is authorized to issue an unlimited number of Class H, Class I and Class J shares, all without per value.

1. Subject to the rights, privileges, conditions and restrictions attaching to the Class J shares, the Class H shares carry the following rights, privileges, conditions and restrictions:

     1.1 holders of Class H shares are entitled to receive notices of, attend and vote at any meeting of shareholders of the company;

     1.2 holders of Class H shares are entitled to receive, PARI PASSU with the holders of Class I shares, any dividend declared by the company;

     1.3 however, no dividend may be declared or paid on Class H shares and no such share may be acquired by the company if there are reasonable grounds to believe that, as a consequence, the value of the company's assets would be less than the sum of:

          1.3.1  the company's liabilities;

          1.3.2 the company's issued and paid-up share capital account pertaining to all the shares of the company (in the case of a share acquisition, the issued and paid-up share capital account shall be that which is established immediately after having given effect to such acquisition of shares); and

          1.3.3 the amount by which the Redemption Value of the outstanding Class J shares established in accordance with subsection 3.5 exceeds their issued and paid-up share capital account,

     1.4 upon the winding-up of the company, holders of Cuss H shares shall be entitled, PARI PASSU with the holders of Class I shares, to share the remaining property of the company, in proportion to the number of such shares held respectively by each of them, the whole in accordance with section 4.

2. Subject to the rights, privileges, conditions and restrictions attaching to the Class J shares, the Class I shares carry the following rights, privileges, conditions and restrictions:

     2.1 except where the COMPANIES ACT (Quebec) otherwise confers on holders of Class I shares the right to vote and subject to section 5, the Class I shares do not confer on their holders the right to vote at, be called to or attend shareholders' meetings;

     2.2 holders of Class I shares are entitled to receive, PARI PASSU with the holders of Class I shares, any dividend declared by the company;

     2.3 however, no dividend may be declared or paid on Class I shares and no such share may be acquired by the company if there are reasonable grounds to believe that, as a consequence, the value of the company's assets would be less than the sum of:

          2.3.1  the company's liabilities;

          2.3.2 the company's issued and paid up share capital account pertaining to all the shares of the company (in the case of a share acquisition, the issued and paid-up share capital account shall be that which is established after having given effect to and acquisition of shares); and

          2.3.3 the amount by which the Redemption Value of the outstanding Class J shares established in accordance with section 3.5 exceeds their issued and paid-up share capital account;

     2.4 upon the winding-up of the company, holders of Class I shares shall be entitled, PARI PASSU with the holders of Class I shares, to share the remaining property of the company, in proportion to the number of such shares held respectively by each of them, the whole in accordance with section 4.

3. The Class J shares carry the following rights, privileges, conditions, and restrictions:

     3.1 holders of Class J shares are entitled to receive notices of attend and vote at any meeting of shareholders of the company;

     3.2 holders of Class J shares are entitled to receive, for each mouth of a fiscal year of the company and to the extent that the directors so declare, a non-cumulative, non-preferential dividend at a maximum rate of one half of a per cent (1/2%) per month, calculated on the Redemption Value of such sharers at the date of declaration of the dividend; such dividend being non-cumulative, the directors may, for a given monthly period and in their entire discretion, abstain from declaring it or declare a part only thereof, in which case the right of holders of Class J shares to such dividend or to the undeclared portion thereof, as the case may be, for such monthly period, shall be extinguished forever;

     3.3 subject to the provisions of the COMPANIES ACT (Quebec) and to subsection 3.6, the company is entitled, upon a resolution of the board of directors, to redeem, unilaterally, at any time or from time to time, all or pact of the Class J shares then outstanding the whole in accordance with the following terms and conditions:

          3.3.1. the company shall deliver to each person who, on the day of sending of the notice defined hereinafter, is a registered holder of glass J shares, a prior written notice of redemption or send such prior notice by mail to the last address of the holder as it appears on the books of the company, or, in the event that the address of the holder does not appear thereon, to the last known address of the holder; such prior notice shall inform the holder of the

          3.4.2 at the Redemption Date, the company shall issue a cheque, made out to the order of the holder, in an amount equal to the entire portion of the aforementioned price which it may then pay without infringing the applicable legislative provisions; the balance, if any, will be paid by the company to any such holder as soon as the company may legally do so;

          3.4.3 from the Redemption Date, the Class J shares so redeemed at the request of a holder shall be irrevocably cancelled and such holder shall then cease to benefit from the rights incidental thereto, except the right to receive payment of the redemption price;

          3.4.4 the company shall pay, for each Class J share so redeemed, an amount equal to the Redemption Value of such share, as established in accordance with subsection 3.5, grossed up, as the case may be, by the amount of any dividend declared and unpaid on such share at the Redemption Date;

     3.5 each Class J share shall have a redemption value (the "Redemption Value") which is established as being equal to the quotient obtained by dividing the fair mark value of the consideration received by the company in respect of the issue of such Class J shares (hereinafter collectively referred to as the "Exchanged Property") by the number of Class J shares issued by the company, minus, as the case may be, any amount paid to a holder of a Class J share on account of a reduction of the issued and paid-up chart capital account of the Class J shares; the fair market value of the Exchanged Property referred to above is that which is established by agreement between the company and the person to whom the Class J shares are so issued; however such fair market value shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction; in the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined in accordance with the preceding, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the company upon the issue of such Class J share, and the company and the holders of any such Cum J shares shall make such adjustments between them as may be necessary to give effect to the foregoing;

     3.6 the company shall not purchase, redeem or otherwise acquire Class J shares for an amount which is less than the lower of the following amounts:

          3.6.1 the Redemption Value, as established in accordance with subsection 3.5, for the Class J shares purchased, redeemed or otherwise acquired; AND

          3.6.2 the book value of the company's assets (or the realization value of such assets, as the case may be), after deduction of the company's liabilities and the Redemption Value of any share payable by preference, if any, immediately prior to the purchase, redemption or acquisition concerned;

     3.7 upon the winding-up of the company, holders of Class J shares shall be entitled to a participation which is limited to the Redemption Value of their shares, grossed up, as the case may be, by the amount of any dividend declared and unpaid on such shares, such participation being equal and proportional among them and in priority to any participation of holders of Class H shares and holders of Class I shares, the whole in accordance with section 4.

4.   The following provisions shall apply upon the winding-up of the company:

     4.1 holders of Class J shares shall receive, in respect of each such share held, an amount equal to the Redemption Value thereof (as calculated in accordance with subsection 3.5) grossed up, as the case may be, by the amount of any dividend declared and unpaid on such shares; if the company's remaining assets are insufficient to pay in full the amounts to which the holders of Class J shares are entitled, the available amounts shall be shared among them proportionately to the amounts which would be payable to each holder respectively if payment were made in full; holders of Class J shares shall be entitled to receive such amounts (and not more) out of the company's property, by preference and in priority to any participation in a similar distribution by holders of Class H shares or holders of Class I shares;

     4.2 holders of Class H shares shall receive, PARI PASSU with the holders of Class I shares, the company's remaining property in proportion to the number of such shares held respectively by each of them;

5. Subject to the amendment of the company's articles in accordance with the relevant provisions of the COMPANIES ACT (Quebec) and subject to any unanimous shareholders' agreement among shareholders of the company, the company's board of directors may at any time pass a by-law which varies, amends, suspends or cancels, in whole or in part, the rights, privileges, conditions and restrictions attaching to the Class H, Class I or Class J shares, or which authorizes the creation of new share classes ranking PARI PASSU with or prior to the shares of such classes; however, no such by-law shall have effect unless confirmed by the vote of at least three-quarters (3/4) of the votes can respectively by the holders of shares of each class affected by such amendment, present or represented at a special general meeting of the holders of such classes called for that purpose, all of which meetings may be held simultaneously provided that, in all cases, the vote is taken separately for each class of the company's shares of which the holders' rights are affected by such variation.